Exhibit 10.43

FORM OF PROMISSORY NOTE AND PLEDGE AGREEMENT

DUE: December 27, 2010

$132,987.00

DATE OF ISSUE:                                                 December 27, 2007

FOR VALUE RECEIVED, CLEMENT FENG (the “Executive”) hereby promise to pay, to: GENERAC POWER SYSTEMS, INC., a Wisconsin corporation (the “Company”), or its permitted assigns, the principal sum of ONE HUNDRED THIRTY TWO THOUSAND AND NINE HUNDRED AND EIGHTY SEVEN ($132,987.00) (the “Principal Amount”) or, if less, the principal amount outstanding hereunder on the Maturity Date, pursuant to and in accordance with the terms and conditions provided in this Note. All terms used herein without definition shall have the meanings ascribed to them in that certain Restricted Stock Agreement, dated as of December 27, 2007, by and among Executive and GPS CCMP Acquisition Corp. (the “Parent”).

1.                                       Maturity. (a) The outstanding Principal Amount shall be due and payable on December 27, 2010 (such date, or such earlier date as the outstanding Principal Amount of this Note is or is required to be repaid in full, is referred to herein as the “Maturity Date”). The Note shall mature upon the occurrence of an Acceleration Event (as defined below).

For purposes of this Note, an Acceleration Event shall include each of the following events and occurrences:

(i)                                          the sale, transfer or assignment of all or any portion of the Pledged Collateral (as hereinafter defined) by the Executive;

(ii)                                       the failure of the Executive to make any payment hereunder as and when the same shall become due and payable, whether by acceleration or otherwise, which shall continue uncured for 2 business days;

(iii)                                    the failure of the Executive to comply with the terms and provisions of Section 7 of this Note, which failure shall continue uncured for a period of 5 business days;

(iv)                                   any of the terms or provisions of this Note shall be or become unenforceable or any of the terms or provisions of this Note shall cease to be in full force and effect, and Executive shall fail or refuse to enter into such new note, or one or more amendments to the Note as the Company shall reasonably require to address such failures or deficiencies;

(v)                                      the commission of any act of bankruptcy by the Executive, the execution by the Executive of a general assignment for the benefit of creditors, the filing by or against the Executive of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy laws or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of twenty (20) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Executive, or the attachment of or execution against any property or assets of the Executive; and

(vi)                                   the Executive shall cease to be a full time employee of the Company.

2.                                       Interest. The Executive promises to pay interest on the unpaid Principal Amount hereof from time to time outstanding at a rate per annum equal to 5.25%, compounded annually on each anniversary of the date hereof. Interest shall be calculated on the basis of a year of 365 or 366 days (as the case may be) for the actual number of days elapsed. Interest shall accrue and be added to the outstanding Principal Amount and shall be due and payable on the Maturity Date.

3.                                       Manner of Payment. All payments due hereunder shall be made to the Company at its office at the address set forth in Section 8 below, in lawful money of the United States of America and in same day funds, or at such other place and in such other manner as may be specified in writing by the Company. Anything in this Note to the contrary notwithstanding, any payment of principal or interest on this Note that is due on a date other than a business day shall be made on the next succeeding business day. If the date for any payment is extended to the next succeeding business day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such business day.

4.                                       Prepayment. The Executive may, at any time, prepay in whole or in part, without premium or penalty, the unpaid Principal Amount and accrued interest thereon. Notwithstanding any provision in this Note to the contrary, the amount to be prepaid pursuant to this Section 4 shall be applied first to the prepayment of accrued interest on the Note outstanding on such date.

5.                                       Waiver. Executive hereby waive presentment for payment, demand, protest and notice of dishonor. No renewal or extension of this Note and no delay in enforcement of this Note or in exercising any right hereunder shall affect the liability of Executive hereunder.

6.                                       Security. (a) As security for the Executive’s obligations under the Note, the Executive hereby pledges and escrows with the Company, in a form transferable for delivery, Executive’s entire equity interest in the Parent (the “Pledged Stock”), and such additional property received or distributed in respect of such Pledged Stock (together with such additional property, the “Pledged collateral”). The certificate representing the Pledged Stock shall be accompanied by a stock power, duly endorsed in blank.

(b)                                                              So long as there shall not exist no or occur any Acceleration Event, Executive shall be entitled to exercise any and all voting rights which may be associated with the ownership of the Pledged Stock.

(c)                                                               Upon payment in full of the Note, the Executive shall be entitled to the return of the Pledged Collateral. This Note and the agreements contained herein shall terminate at such time as all of the Pledged Collateral held hereunder has been delivered by the Company to the Executive as provided herein.

7.                                       Restrictions. At all times that any amounts are due and outstanding under this Note, the Executive will not (a) sell, transfer or assign (or attempt to sell, transfer or assign) any interest of Executive in and to the Pledged Collateral, other than pursuant to and in accordance with the terms of that certain Shareholders’ Agreement, dated as of November 10, 2006, by and among the Parent and the other parties from time to time party thereto or (ii) create, incur, assume or suffer to exist any lien, security interest or other encumbrance upon the Pledged Collateral, other that pursuant to the terms hereof.

8.                                       Notices. Any notice or other communication required or permitted to be given hereunder shall be delivered via an overnight courier such as Federal Express or delivered against receipt (including by confirmed facsimile transmission), as follows:

(i)                               In the case of the Executive, to:

Clement Feng

20690 Bradford CT

Brookfield, WI 53045

Telecopy:

Attn:

(ii)                            In the case of the Company, to:

Generac Power Systems, Inc.

P.O. Box 295

Waukesha, WI 53187

Telecopy: (262) 544-4851

Attn: Aaron Jagdfeld, Chief Financial Officer

or to such other address as the party may have furnished in writing in accordance with the provisions of this paragraph.

9.                                       Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the principles of conflicts of law thereof.

10.                                 Assignment. The Executive may not, directly or indirectly, assign its rights or obligations under this Note.

11.                                 WAIVER OF JURY TRIAL. EACH OF THE EXECUTIVE AND, BY ITS ACCEPTANCE OF THIS NOTE, THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

*        *        *

IN WITNESS WHEREOF, the undersigned Executive has executed this Note on the date of issue stated above.

/s/ Clement Feng
Name: CLEMENT FENG

Signature page to Note in favor of Generac Power Systems, Inc.